EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended December 31, 2019 and 2018, September 30, 2019 and
the Years Ended December 31, 2019 and 2018

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2019
Composite Materials	$293.0	$81.9	$68.5	$443.4
Engineered Products	86.8	33.4	0.7	120.9
Total	$379.8	$115.3	$69.2	$564.3
	68%	20%	12%	100%

Third Quarter 2019
Composite Materials	$294.5	$78.9	$74.6	$448.0
Engineered Products	91.4	30.9	2.2	124.5
Total	$385.9	$109.8	$76.8	$572.5
	68%	19%	13%	100%

Fourth Quarter 2018
Composite Materials	$293.5	$76.0	$77.9	$447.4
Engineered Products	91.9	21.7	—	113.6
Total	$385.4	$97.7	$77.9	$561.0
	69%	17%	14%	100%

Year to date December 31, 2019
Composite Materials	$1,234.6	$318.1	$310.4	$1,863.1
Engineered Products	363.1	126.6	2.9	492.6
Total	$1,597.7	$444.7	$313.3	$2,355.7
	68%	19%	13%	100%

Year to date December 31, 2018
Composite Materials	$1,183.0	$293.3	$294.2	$1,770.5
Engineered Products	342.0	76.6	—	418.6
Total	$1,525.0	$369.9	$294.2	$2,189.1
	70%	17%	13%	100%